SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): October 24, 2012

Commission File No. 0-26669

Can-Cal Resources Ltd.

---------------------

(Name of Small Business Issuer in its charter)

Nevada                                   88-0336988

-------                                    -------

      (State or other jurisdiction of       (I.R.S. Employer Identification No.)

                                                                                                        incorporation or organization)

8205 Aqua Spray Avenue, Las Vegas, NV  89128

------------------------------------------

(Address of principal executive offices)

(702) 243-1849

---------------

(Issuer's telephone number)

N/A

------

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 24, 2012, Can-Cal appointed Dr. Michael Giuffre to the board of directors. Dr. Giuffre MD, MBA is currently “Clinical Professor” of Cardiac Sciences and Pediatrics in the Faculty of Medicine at the University of Calgary and a recipient of the “Distinguished Fellow of the American Academy of Cardiology.” Dr Giuffre is also the current President of the Alberta Medical Association. He currently sits on the board of FoodChek Systems, a private Life Sciences company; DiaMedica, a biotechnology company currently traded on the TSX; and UNICEF Canada. Dr. Giuffre is a past Board member of MedMira, a public biotechnology company in rapid HIV and hepatitis diagnostics, and is a past consultant for Redsky Inc. that was sold to Research In Motion (RIM).

The Board does not expect to name Dr. Giuffre to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

Section 8– Other Events

Item 8.01 Other Events

On October 24, 2012, the Company issued a press release regarding, attached as Exhibit 99.12.

Section 9 – Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits

 (d)           Exhibits:

EXHIBIT NUMBER	DESCRIPTION	LOCATION
99.12	Press release issued October 24, 2012	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 24, 2012 Can-Cal Resources Ltd.
By:
Mr. /s/ Michael Hogan Michael Hogan Chief Executive Officer

Exhibit 99.12

Can-Cal Announces US$500,000 Convertible Debenture Financing and
Appointment of Dr. Michael Giuffre to the Board of Directors

October 24, 2012, Las Vegas, Nevada, USA Can-Cal Resources Ltd. (“Can-Cal”) (Trading Symbol: NASDAQ OTCBB – “CCRE”) announced today a non-brokered US$500,000 Convertible Debenture private placement.  The Debentures are unsecured and mature three years after the date of issue.  The principal amount of the Debentures shall accrue interest at a rate of 12% per annum, compounded and payable quarterly. The principal amount (excluding interest) shall be convertible in whole or in part at any time at the option of the holder until the maturity date at a conversion price of US$0.20 per common share in year one, US$0.35 in year two and US$0.50 in year three.  Can-Cal can redeem the Debentures at any time following the date that is 18 months from issuance until the maturity date.

The use of proceeds will include but not limited to, i) exploitation of the Wikieup, Arizona property, including a drilling program; and ii) strategic working capital reserve.

In connection with the debenture private placement, Can-Cal is terminating the previously announced US$0.10 Unit private placement.

Can-Cal is also pleased to announce that Dr. Michael Giuffre has been appointed to the board of directors. Dr. Giuffre MD, MBA is currently “Clinical Professor” of Cardiac Sciences and Pediatrics in the Faculty of Medicine at the University of Calgary and a recipient of the “Distinguished Fellow of the American Academy of Cardiology.” Dr Giuffre is also the current President of the Alberta Medical Association. He currently sits on the board of FoodChek Systems, a private Life Sciences company; DiaMedica, a biotechnology company currently traded on the TSX; and UNICEF Canada. Dr. Giuffre is a past Board member of MedMira, a public biotechnology company in rapid HIV and hepatitis diagnostics, and is a past consultant for Redsky Inc. that was sold to Research In Motion (RIM).

Dr. Giuffre stated:  “Can-Cal has recently made progressive changes to its board and its strategic plan towards the delineation of target zones for a potential drilling program. I welcome the opportunity of being involved and contributing to the success of the Company. G. Michael Hogan, CEO of Can-Cal stated: We are pleased to welcome Dr. Giuffre to Can-Cal’s Board. In addition to his extensive medical knowledge, Dr. Giuffre brings broad experience at the corporate level. He has demonstrated that he is able to take complex issues, simplify them and apply them to unrelated corporate issues. This trait will be very welcome to the Board.

About Can-Cal Resources

Can-Cal is an emerging precious metals exploration company actively engaged in identifying commercial mining opportunities. Can-Cal is currently focusing its efforts on the following three properties: Pisgah, California, Cerbat and Wikieup, Arizona.

FOR FURTHER INFORMATION, PLEASE CONTACT:

G. Michael Hogan, Chief Executive Officer

Can-Cal Resources Ltd.
2500 Vista Mar Dr.
Las Vegas, Nevada 89128
Tel: (702) 243-1849
Email: mining@lvcoxmail.com
Website: www.can-cal.com

3